Exhibit 4.23

May 31, 2002

CLEAN HARBORS ENVIRONMENTAL
SERVICES, INC.
CLEAN HARBORS KINGSTON FACILITY
CORPORATION
CLEAN HARBORS OF BRAINTREE, INC.
CLEAN HARBORS SERVICES, INC.
CLEAN HARBORS OF NATICK, INC.
CLEAN HARBORS OF CONNECTICUT, INC.
MURPHY’S WASTE OIL SERVICE, INC.
MR. FRANK, INC.
SPRING GROVE RESOURCE RECOVERY, INC.
HARBOR MANAGEMENT CONSULTANTS, INC.

Re:    Amendment to Financing Agreements (“Amendment”)

Gentlemen:

Reference is made to the Amended and Restated Loan and Security Agreement dated April 12, 2001, as amended, between you and the undersigned (the “Loan Agreement”). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement. This Agreement is referred to as the “ Amendment”.

Borrowers have requested that the Lender agree to advance an additional term loan (the “Term Loan C”) in the original principal amount of $3,200,000. Subject to the terms and conditions hereof and effective on the Amendment Effective Date (as defined herein), the Lender agrees with the Borrowers as follows:

(1)    Subject to the conditions, representations, acknowledgements and affirmations set forth in this Amendment, the Loan Agreement is amended as follows:

(a)    The definition of “Maximum Credit” shall mean “54,200,000.00”.

(b)    The definition of the term “Loan” shall be amended to add a reference to “Term Loan C”.

May 31, 2002

(c)    The definition of the term “Term Loans” shall be amended to add a reference to “Term Loan C”.

(d)    The following definition shall be added as a new Section 1.52A: “1.52A “Term Loan C” shall mean the term loan made by Lender to Borrowers as provided for in Section 2.3B hereof.”

(e)    The following Section 2.3B shall be added, immediately following Section 2.3A:

“2.3B    Term Loan C.    On the Amendment Effective Date (as defined in the Amendment), Lender agrees to make the Term Loan C to Borrowers in the original principal amount of $3,200,000. The Term Loan C (a) is evidenced by a Term Promissory Note C (the “Term Promissory Note C”) in such original principal amount duly executed and delivered by the Borrowers to Lender concurrently with the Amendment; (b) is to be repaid, together with interest and other amounts, in accordance with this Agreement, the Term Promissory Note C, and the other Financing Agreements; and (c) is secured by all of the Collateral. The proceeds of the Term Loan C shall be used to pay a commitment fee for financing with Cerberus Capital Management, L.P. and Oak Hill Advisors, Inc.”

(2)    Borrower covenants and agrees to execute and deliver to Lender such ratifications, amendments, modifications and confirmations of any other Financing Agreements as Lender may reasonably require, at Borrowers’ expense, within 10 days of the date hereof, including without limitation, amendments to mortgages to take into account the transaction contemplated by this Amendment.

(3)    This Amendment and the Lender’s obligations hereunder shall not be effective until each of the following conditions are satisfied (the “Amendment Effective Date”): Borrowers shall have duly executed and delivered this Amendment, the Term Promissory Note C and any other instruments, documents and agreements required by Lender.

(4)    Each Borrower confirms and agrees that (a) the transactions contemplated hereby have been duly authorized in all respects, (b) all representations and warranties contained in the Loan Agreement and in the other Financing Agreements are on the date hereof true and correct in all material respects, (c) it is unconditionally and jointly and severally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including attorneys’ fees and expenses) under the Financing Agreements, and that no Borrower has any defenses, counterclaims or setoffs with respect to full, complete and timely payment of all Obligations.

May 31, 2002

(5)    Each Obligor, for value received, hereby assents to the Borrowers’ execution and delivery of this Amendment, and to the performance by the Borrowers of their respective agreements and obligations hereunder. This Amendment and the performance or consummation of any transaction or matter contemplated under this Amendment, shall not limit, restrict, extinguish or otherwise impair any of the Obligor’s liability to Lender with respect to the payment and other performance obligations of the Obligors pursuant to the Guarantees, dated May 8, 1995 executed for the benefit of Lender, as ratified or amended from time to time. Each Obligor acknowledges that it is unconditionally liable to Lender for the full and complete payment of all Obligations including, without limitation, all charges, fees, expenses and costs (including attorney’s fees and expenses) under the Financing Agreements and that such Obligor has no defenses, counterclaims or setoffs with respect to full, complete and timely payment of any and all Obligations.

(6)    Borrowers hereby agree to pay to Lender all reasonable attorney’s fees and costs which have been incurred or may in the future be incurred by Lender in connection with the negotiation and preparation of this Amendment and any other documents and agreements prepared in connection with this Amendment. The undersigned confirm that the Financing Agreements remain in full force and effect without amendment or modification of any kind, except for the amendments explicitly set forth herein. The undersigned further confirm that no Event of Default or events which with notice or the passage of time or both would constitute an Event of Default have occurred and are continuing. The execution and delivery of this Amendment by Lender shall not be construed as a waiver by Lender of any Event of Default under the Financing Agreements. This Amendment shall be deemed to be a Financing Agreement and, together with the other Financing Agreements, constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof.

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May 31, 2002

If you accept and agree to the foregoing please sign and return the enclosed copy of this letter. Thank you.

Very truly yours,

CONGRESS FINANCIAL CORPORATION (NEW ENGLAND)

By:	/s/ JOHN HUSSON
Name: John Husson Title: Vice President

AGREED:

CLEAN HARBORS ENVIRONMENTAL SERVICES, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

CLEAN HARBORS KINGSTON FACILITY CORPORATION

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

CLEAN HARBORS OF BRAINTREE, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

CLEAN HARBORS SERVICES, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

May 31, 2002

CLEAN HARBORS OF NATICK, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

CLEAN HARBORS OF CONNECTICUT, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

MURPHY’S WASTE OIL SERVICE, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

MR. FRANK, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

SPRING GROVE RESOURCE REVOVERY, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

May 31, 2002

HARBOR MANAGEMENT CONSULTANTS, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

OBLIGORS:

CLEAN HARBORS, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President

CLEAN HARBORS OF BALTIMORE, INC.

By:	/s/ STEPHEN H. MOYNIHAN
Name: Stephen H. Moynihan Title: Senior Vice President